                                                                    EXHIBIT 10.3


                                 EMPLOYMENT AGREEMENT


    THIS EMPLOYMENT AGREEMENT is made effective the first day of January, 1997, by and between U.S. LONG DISTANCE CORP., a Delaware corporation, with principal offices located at 9311 San Pedro, Suite 100, San Antonio, Texas 78216 (hereinafter referred to as the "Company"), and PHILLIP J. STORIN, a resident of Austin, Travis County, Texas (hereinafter referred to as the "Employee").

                                 W I T N E S S E T H:

    WHEREAS, the Employee is now employed by the Company, and the Employee and Company desire to enter into an agreement relating to such employment, outlining the duties and obligations of each:

    NOW, THEREFORE, in consideration of the premises and the mutual covenants herein set forth, it is agreed as follows:

    1. EMPLOYMENT. The Company agrees to continue to employ the Employee, and the Employee agrees to continue to be employed by the Company, subject to the terms and conditions set forth herein.

    2. TERM. Subject to the provisions hereof, the term of the Employee's employment by the Company under this Agreement shall be for a period of one (1) year commencing on the date hereof; provided that such term of employment shall continue thereafter unless and until terminated by either the Company or the Employee upon no less than one hundred twenty (120) days' prior written notice to the other of the desire to terminate such employment. The term of the Employee's employment hereunder, including any continuation of the original term, is hereinafter referred to as the "Employment Period."

    3. POSITION AND DUTIES. During the Employment Period, the Employee shall serve as Senior Vice President, Chief Financial Officer and Corporate Treasurer of the Company, with such assignments, powers and duties as are assigned or delegated to him by the Chief Executive Officer and President of the Company (which is presently Mr. Larry M. James) or his authorized representative. Such assignments, powers and duties may, from time to time, be modified by the Company, as the Company's needs may require. The Employee shall also, at the request of the Company, perform similar services for any Affiliate (as hereinafter defined) of the Company without additional compensation. The Employee agrees to devote all of his business time, skill, attention and best efforts to the business of the Company and its Affiliates in the advancement of the best interests of the Company and its Affiliates. As used in this Agreement, the term "Affiliate" of the Company means any person or corporation that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under the control of the Company.


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    4.   COMPENSATION.

         4.1 For all services rendered by the Employee to the Company during the Employment Period, the Company shall pay the Employee a salary at the rate of One Hundred Forty Thousand and No/100 Dollars ($140,000.00) annually. The compensation is to be payable, subject to such withholdings as are required by law, in installments in accordance with the Company's customary payroll practices.

         4.2. The Employee will be eligible for bonuses from a bonus pool, the make-up, terms, conditions and awards therefrom to be determined by the Compensation Committee of the Company.

    5. OFFICE FACILITIES. During the Employment Period, the Company will furnish the Employee, without charge, suitable office facilities for the purpose of performing his duties hereunder, which facilities shall include secretarial, telephone, clerical and support personnel and services and shall be similar to those furnished to employees of the Company having comparable positions.

    6.   FRINGE BENEFITS; VACATIONS.  During the Employment Period, the
Employee shall be entitled to participate in or receive benefits under such pension, medical and life insurance and other employee benefit plans of the Company which may be in effect from time to time, to the extent he is eligible under the terms of those plans, on the same basis as other employees of the Company having comparable positions. The Employee shall be entitled to vacations with pay in accordance with the policies of the Company in effect from time to time.

    7. EXPENSES. Subject to such policies regarding expenses and expense reimbursement as may be adopted from time to time by the Company and compliance therewith by the Employee, the Employee is authorized to incur reasonable expenses in the performance of his duties hereunder, and the Company will reimburse Employee for such reasonable out-of-pocket expenses upon the presentation by the Employee of an itemized account and receipts satisfactory to the Company.

    8.   TERMINATION.

         8.1 TERMINATION BY THE COMPANY WITHOUT CAUSE. Subject to the provisions of this Section 8.1, this Agreement may be terminated by the Company without cause upon 30 days' prior written notice thereof given to Employee. In the event of termination pursuant to this Section 8.1 the Company shall pay Employee, within 15 days of the effective date of such termination, a lump-sum payment equal to (without discounting to present value) one times his then effective annual base salary under Section 4.1 hereof and (b) all outstanding stock options to acquire shares of the Company's common stock held by Employee shall become fully vested and exercisable pursuant to the Agreement Regarding Vesting of Stock Options attached hereto as EXHIBIT A. Payment of such sum by the Company shall constitute Employee's full severance pay, and the Company shall have no further obligation to Employee arising out of such termination.


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         8.2   VOLUNTARY TERMINATION BY EMPLOYEE FOR GOOD REASON.  Employee
may at any time voluntarily terminate his employment for "good reason" (as defined below). In the event of such voluntary termination for "good reason,"
(a) the Company shall pay Employee, within 15 days of the effective date of such termination, a lump-sum payment equal to (without discounting to present value) one times his then effective annual base salary under Section 4.1 hereof and (c) all outstanding stock options to acquire shares of the Company's common stock held by Employee shall become fully vested and exercisable pursuant to the Agreement Regarding Vesting of Stock Options attached hereto as EXHIBIT A.

         For purposes of this Agreement, "good reason" shall mean the occurrence of any of the following events:

         (a) Removal from the offices Employee holds on the date of this Agreement or a material reduction in Employee's authority or responsibility, including, without limitation, involuntary removal from the Board of Directors, but not including termination of Employee for "cause," as defined below;

         (b)   Relocation of the Company's headquarters from Bexar County,
               Texas;

         (c)   A reduction in the Employee's then effective base salary under
               Section 4.1; or

         (d) The Company otherwise commits a material breach of this Agreement.

         8.3. TERMINATION BY THE COMPANY FOR CAUSE. The Company may terminate this Agreement at any time if such termination is for "cause" (as defined below), by delivering to Employee written notice describing the cause of termination 30 days before the effective date of such termination and by granting Employee at least 30 days to cure the cause. In the event the employment of Employee is terminated for "cause," Employee shall be entitled only to the base salary earned PRO RATA to the date of such termination with no entitlement to any base salary continuation payments or benefits continuation (except as specifically provided by the terms of an employee benefit plan of the Company). Except as otherwise provided in this Agreement, the determination of whether Employee shall be terminated for "cause" shall be made by the Board of Directors of the Company, in the reasonable exercise of its business judgment, and shall be limited to the occurrence of the following events:

         (a) Conviction of or a plea of NOLO CONTENDERE to the charge of a felony (which, through lapse of time or otherwise, is not subject to appeal);

         (b) Willful refusal without proper legal cause to perform, or gross negligence in performing, Employee's duties and responsibilities;

         (c) Material breach of fiduciary duty to the Company through the misappropriation of Company funds or property; or


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

         (d) The unauthorized absence of Employee from work (other than for sick leave or disability) for a period of 30 working days or more during any period of 45 working days during the term of this Agreement.

         8.4 TERMINATION UPON DEATH OR PERMANENT DISABILITY. In the event that Employee dies, this Agreement shall terminate upon the Employee's death. Likewise, if the Employee becomes unable to perform the essential functions of the position, with or without reasonable accommodation, on account of illness, disability, or other reason whatsoever for a period of more than six consecutive or nonconsecutive months in any twelve-month period, this Agreement shall terminate effective upon such incapacity, and Employee (or his legal representatives) shall be entitled only to the base salary earned PRO RATA to the date of such termination with no entitlement to any base salary continuation payments or benefits continuation (except as specifically provided by the terms of an employee benefit plan of the Company).

         8.5 VOLUNTARY TERMINATION BY EMPLOYEE. Employee may terminate this Agreement at any time upon delivering 30 days' written notice of resignation to the Company. In the event of such voluntary termination other than for "good reason" (as defined above), Employee shall be entitled to his base salary earned PRO RATA to the date of his resignation, but no base salary continuation payments or benefits continuation (except as specifically provided by the terms of an employee benefit plan of the Company). On or after the date the Company receives notice of Employee's resignation, the Company may, at its option, pay Employee his base salary through the effective date of his resignation and terminate his employment immediately.

         8.6   TERMINATION FOLLOWING CHANGE OF CONTROL.

         (a) Notwithstanding anything to the contrary contained herein, should Employee at any time within 12 months of the occurrence of a "change of control" (as defined below) cease to be an employee of the Company (or its successor), by reason of (i) termination by the Company (or its successor) other than for "cause" (following a change of control, "cause" shall be limited to the conviction of or a plea of NOLO CONTENDERE to the charge of a felony which, through lapse of time or otherwise, is not subject to appeal), or a material breach of fiduciary duty to the Company through the misappropriation of Company funds or property) or (ii) voluntary termination by Employee for "good reason upon change of control" (as defined below), then in any such event, (1) the Company shall pay Employee, within 45 days of the severance of employment described in this Section 8.6, a lump-sum payment equal to (without discounting to present value) two times his then effective base salary under Section 4.1 hereof, and (2) all outstanding stock options held by Employee shall become fully vested and exercisable pursuant to the Agreement Regarding Vesting of Stock Options attached hereto as EXHIBIT A.

         (b) As used in this Section, voluntary termination by Employee for "good reason upon change of control" shall mean (i) removal of Employee from the offices Employee holds on the date of this Agreement, (ii) a material reduction in Employee's authority or responsibility, including, without limitation, involuntary removal from the Board of Directors, (iii) relocation of the Company's headquarters from Bexar County, Texas, (iv) a reduction in

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Employee's then effective base salary under Section 4.1, or (v) the Company otherwise commits a breach of this Agreement.

         (c) As used in this Agreement, a "change of control" shall be deemed to have occurred if (i) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 30% of the combined voting power of the Company's then outstanding securities, or (ii) at any time during the 24-month period after a tender offer, merger, consolidation, sale of assets or contested election, or any combination of such transactions, at least a majority of the Company's Board of Directors shall cease to consist of "continuing directors" (meaning directors of the Company who either were directors prior to such transaction or who subsequently became directors and whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least two thirds of the directors then still in office who were directors prior to such transaction), or
(iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 60% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement of sale or disposition by the Company of all or substantially all of the Company's assets.

         8.7 EXCLUSIVITY OF TERMINATION PROVISIONS. The termination provisions of this Agreement regarding the parties' respective obligations in the event Employee's employment is terminated, are intended to be exclusive and in lieu of any other rights or remedies to which Employee or the Company may otherwise be entitled at law, in equity or otherwise. It is also agreed that, although the personnel policies and fringe benefit programs of the Company may be unilaterally modified from time to time, the termination provisions of this Agreement are not subject to modification, whether orally, impliedly or in writing, unless any such modification is mutually agreed upon and signed by the parties.

    9. COVENANTS NOT TO DISCLOSE. The Employee covenants and agrees that he will not, at any time during or after the termination of his employment by the Company, communicate or disclose to any person, or use for his own account, or advise, discuss with, or in any way assist any other person or firm in obtaining or learning about, without the prior written consent of the Company, information concerning any inventions, processes, programs, systems, flow charts or equipment used in, or any secret or confidential information (including, without limitation, any customer lists, trade secrets or information concerning any work done by the Company for its customers or done in any effort to solicit or obtain customers) concerning, the business and affairs of the Company or any of its Affiliates acquired by the Employee during the term of his employment by the Company. The Employee further covenants and agrees that he shall retain all such knowledge and information concerning the foregoing in trust for the sole benefit of the Company and its Affiliates and their respective successors and assigns.

    10. COVENANT NOT TO COMPETE. The Employee covenants and agrees that, during the Employment Period and for a period of one (1) year after the voluntary resignation of the Employee as outlined in Section 8.5 herein, other than for "good reason" (as defined in Section 8.2), or termination for cause as outlined in Section 8.3 herein, he will not, directly or indirectly, own, render services or advice to, or be engaged in a business which is similar to or in competition with the business of marketing or selling of operator assisted or long distance telecommunication services, such as one-plus, WATS, 800 and travel services or any other products or services which have been, are then, or will in the future be, marketed through the Company in the State of Texas except in the course of his employment hereunder or except upon the written consent of the Company.

    11. ESSENTIAL NATURE OF COVENANTS. The covenants of the Employee contained in Sections 9 and 10 shall be construed as independent of any other provision of this Agreement; and the existence of any claim or cause of action of the Employee against the Company or any of its Affiliates, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of said covenants. The Employee understands that the covenants contained in Sections 9 and 10 are essential elements of the transactions contemplated by this Agreement and, but for the agreement of the Employee to Sections 9 and 10, the Company would not have agreed to enter into such transactions. The Employee has been advised to consult with his counsel in order to be informed in all respects concerning the reasonableness and propriety of Sections 9 and 10, with specific regard to the nature of the business conducted by the Company, and the Employee acknowledges that Sections 9 and 10 are reasonable in all respects.

    12. REMEDIES. In the event of a breach or threatened breach by the Employee of Section 9 or 10, the Company shall be entitled to a temporary restraining order and an injunction restraining the Employee from the commission of such breach. Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of money damages.

    13. WAIVER OF BREACH. The waiver by the Company of a breach of any provision of this Agreement by the Employee shall not operate or be construed as a waiver of any subsequent breach by the Employee.

    14. BINDING EFFECT. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors, assigns, heirs and legal representatives. Insofar as the Employee is concerned, this Agreement, being personal, cannot be assigned.

    15. SEVERABILITY. The invalidity of all or any part of any section of this Agreement shall not render invalid the remainder of this Agreement or the remainder of such section. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

    16. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall, when executed, be deemed to be an original, but all of which together shall constitute one and the same instrument.

    17. GOVERNING LAW. This Agreement shall be construed (both as to validity and performance) and enforced in accordance with and governed by the laws of the State of Texas.

    18. NOTICE. All Notices which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or three (3) days after being mailed by registered or certified first-class mail, postage prepaid, return receipt requested, if to the Employee at 3104 Riva Ridge, Austin, Texas 78746, or if to the Company, at the address listed above, or to such other address as such party shall have specified by notice to the other party hereto as provided in this section.

    19. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.


    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and date first above written.


U.S. LONG DISTANCE CORP.



By: /s/ LARRY M. JAMES                           /s/ PHILLIP J. STORIN
    -------------------------                    -------------------------
      LARRY M. JAMES                             PHILLIP J. STORIN
      Chief Executive Officer and President

                     AGREEMENT REGARDING VESTING OF STOCK OPTIONS


    This Agreement is entered into effective January 1, 1997, between Phillip
J. Storin ("Employee") and U.S. Long Distance Corp., a Delaware corporation (the "Company").

    WHEREAS, Employee has been granted and may hereafter be granted options under the Company's 1990 Employee Stock Option Plan (as amended from time to time, the "Option Plan") to acquire shares of common stock, $.01 par value, of the Company; and

    WHEREAS, Employee and the Company have entered into an Employment Agreement on January 1, 1997 (the "Employment Agreement"); and

    WHEREAS, as contemplated in the Employment Agreement, the parties desire that options granted to Employee under the Option Plan become fully exercisable by Employee upon termination of the Employment Agreement under certain circumstances;

    NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, notwithstanding any provisions to the contrary contained in resolutions granting or agreements governing Options heretofore or hereafter granted to Employee under the Option Plan ("Options"), in the event of termination of the Employment Agreement (a) at the election of the Company under
Article II thereof, (b) by the Company under Section 8.1 thereof without cause
(c) by Employee under Section 8.2 thereof with "good reason" (as defined therein) or (d) under Section 8.6 thereof following a "change in control" (as defined therein), then, in any such event, immediately prior to the effective date of such termination, all Options which have not lapsed shall become fully vested and exercisable (if not already vested and exercisable) by Employee for a period of three months thereafter (as contemplated in Section 14 of the Option
Plan). Further, for the purposes of applying the provisions of Section 14 of the Plan respecting the termination of Options, the Company hereby consents to any termination by Employee under Section 8.2 of the Employment Agreement with "good reason" (as defined therein).

    IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date indicated above.

         COMPANY:            U.S. LONG DISTANCE CORP.


                             By:  /s/ LARRY M. JAMES
                                  -------------------------
                             Name:   Larry M. James
                             Title:  President and CEO



         EMPLOYEE:                /s/ PHILLIP J. STORIN
                             ------------------------------
                             PHILLIP J. STORIN

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